SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust  Inc. (the "Company"),  hereby certifies, to the best of his knowledge,  that the Company's  Report on Form  N-CSR for the  period  ended  January 31, 2012 (the "Report")  fully complies with the  requirements  of Section 13(a) or 15(d),  as applicable,  of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:          April 10, 2012

Name:        /s/ John Pasco, III
                  John Pasco, III
Title:         Principal Executive Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust  Inc. (the "Company"),  hereby certifies, to the best of her knowledge,  that the Company's  Report on Form  N-CSR for the  period  ended  January 31, 2012 (the "Report")  fully complies with the  requirements  of Section 13(a) or 15(d),  as applicable,  of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:         April 10, 2012

Name:        /s/ Karen Shupe
                   Karen Shupe
Title:          Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.